                                                                       EXHIBIT B


               AGREEMENT RELATING TO JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the H ordinary shares of Aluminum Corporation of China Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an Exhibit to such Schedule 13G.



     February 8, 2002                    Alcoa Inc.
--------------------------
          Dated

                                         By: /s/ Timothy S. Mock
                                            ------------------------------------
                                            Name:  Timothy S. Mock
                                            Title: Vice President and Controller



                                         Alcoa International Holdings Company



                                         By: /s/ John E. Wilson, Jr.
                                            ------------------------------------
                                            Name:  John E. Wilson, Jr.
                                            Title: President



                                         Alcoa International (Asia) Limited



                                         By: /s/ Stephen C. Lee
                                            ------------------------------------
                                            Name:  Stephen C. Lee
                                            Title: Vice President